Exhibit 99.1

Contacts
Zhone Investor Relations:	Zhone Public Relations:
Tel: +1 510.777.7013	Tel: +1 760.814.8194
Fax: +1 510.777.7001	E: carla.vallone@portavocepr.com
E: investor-relations@zhone.com

Zhone Technologies Reports Third Quarter 2015 Financial Results

Oakland, CA - October 15, 2015 - Zhone Technologies, Inc. (NASDAQ: ZHNE), a global leader in the fiber access market, today reported its financial results for the quarter ended September 30, 2015.

Revenue for the third quarter of 2015 was $22.1 million, compared to $27.5 million for the second quarter of 2015 and $29.4 million for the third quarter of 2014. Net loss for the third quarter of 2015, calculated in accordance with generally accepted accounting principles (“GAAP”), was $1.5 million or $0.04 per share compared with net loss of $0.4 million or $0.01 per share for the second quarter of 2015 and net loss of $2.7 million or $0.08 per share for the third quarter of 2014. Adjusted earnings before stock-based compensation, interest, taxes, and depreciation (“adjusted EBITDA”) was an adjusted EBITDA loss of $0.8 million for the third quarter of 2015, compared to an adjusted EBITDA profit of $0.1 million for the second quarter of 2015 and an adjusted EBITDA loss of $2.2 million for the third quarter of 2014.

"As global economic conditions improve, both our service provider and enterprise businesses are positioned for growth," stated Jim Norrod, Zhone's chief executive officer. "In the meantime, we continue to make the necessary investments in new technologies and markets that we expect will lead to the greatest growth for the company. We believe that revenue growth from our focused investments coupled with operating expense discipline will lead to profitability next year."

Cash and cash equivalents at September 30, 2015 were $9.0 million compared to $11.5 million at December 31, 2014.

Zhone will conduct a conference call and audio webcast today, October 15, 2015, at approximately 2:00 p.m. PT / 5:00 p.m. ET to review its third quarter 2015 results. This call is open to the public by dialing +1 (866) 318-8613 for U.S. callers and +1 (617) 399-5132 for international callers, and then entering passcode 14779502. The audio webcast will be simultaneously available on the Investor Relations section of Zhone's website at http://www.zhone.com/investors/.

A recording of the conference call will be available after the original call by dialing +1 (888) 286-8010 for U.S. callers and +1 (617) 801-6888 for international callers, and then entering passcode 93385883. An audio webcast recording will also be available online at http://www.zhone.com/investors/ for approximately one week following the original call.

Non-GAAP Financial Measures
To supplement Zhone's consolidated financial statements presented in accordance with GAAP, Zhone uses adjusted EBITDA, a non-GAAP measure Zhone believes is appropriate to enhance an overall understanding of Zhone's past financial performance and prospects for the future. Zhone defines adjusted EBITDA as net income (loss) plus (i) interest expense, (ii) provision (benefit) for taxes, (iii) depreciation and amortization, (iv) non-cash equity-based compensation expense, and (v) material non-recurring non-cash transactions, such as gain (loss) on sale of assets or impairment of fixed assets. Zhone believes that the presentation of adjusted EBITDA enhances the usefulness of its financial information by presenting a measure that management uses internally to monitor and evaluate Zhone's operating performance and to evaluate the effectiveness of its business strategies. Management believes adjusted EBITDA also assists investors and analysts in comparing Zhone's performance across reporting periods on a consistent basis because it excludes the impact of items that Zhone does not believe reflect its core operating performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation between net loss calculated on a GAAP basis and adjusted EBITDA is provided in a table immediately following the Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss).
About Zhone Technologies
Zhone Technologies, Inc. (NASDAQ: ZHNE) is a global leader in fiber access transformation for service provider and enterprise networks, serving more than 750 of the world's most innovative network operators. The IP Zhone is the only solution that enables service providers to build the network of the future today, supporting end-to-end Voice, Data, Entertainment, Social Media, Business, Mobile Backhaul and Mobility service. Zhone is committed to building the fastest and highest quality All IP Multi-Service solution for its customers. Zhone is headquartered in California and its products are manufactured in the USA in a facility that is emission, waste-water and CFC free.

Zhone, the Zhone logo, and all Zhone product names are trademarks of Zhone Technologies, Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or products names are all subject to change without notice.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which Zhone operates and the beliefs and assumptions of Zhone's management. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are used to identify forward-looking statements. In addition, forward-looking statements include, among others, statements that refer to projections of profitability, revenue, margins, expenses or other financial items; anticipated growth and trends in Zhone's business or key markets; future economic conditions; plans, objectives and strategies for future investments and operations; and other characterizations of future events or circumstances. Readers are cautioned that actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause such a difference include, but are not limited to, the ability to generate sufficient revenue to achieve or sustain profitability, the ability to raise additional capital to fund existing and future operations or to refinance or repay Zhone's existing indebtedness, defects or other performance problems in Zhone's products, the economic slowdown in the telecommunications industry that has restricted the ability of Zhone's customers to purchase Zhone's products, commercial acceptance of Zhone's SLMS products in its core and FiberLAN businesses, intense competition in the communications equipment market from large equipment companies as well as private companies with products that address the same networks needs as Zhone's products, and higher than anticipated expenses that Zhone may incur. In addition, please refer to the risk factors contained in the Company's SEC filings available at www.sec.gov, including without limitation, the Company's annual report on Form 10-K for the year ended December 31, 2014 and the Company's quarterly report on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements for any reason.

ZHONE TECHNOLOGIES, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss)
(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Net revenue	$22,128	$27,493	$29,436	$76,743	$90,467
Cost of revenue	13,370	17,268	18,681	47,585	57,832
Stock-based compensation	1	1	1	6	2
Gross profit	8,757	10,224	10,754	29,152	32,633
Operating expenses:
Research and product development (1)	3,953	3,942	4,611	11,945	12,921
Sales and marketing (1)	3,871	4,387	4,775	12,640	14,257
General and administrative (1)	2,388	2,208	4,024	6,873	7,357
Total operating expenses	10,212	10,537	13,410	31,458	34,535
Operating loss	(1,455)	(313)	(2,656)	(2,306)	(1,902)
Other expense, net	12	(31)	(36)	(61)	(66)
Loss before income taxes	(1,443)	(344)	(2,692)	(2,367)	(1,968)
Income tax provision	9	22	13	53	66
Net loss	$(1,452)	$(366)	$(2,705)	$(2,420)	$(2,034)
Other comprehensive income (loss)	(137)	18	(16)	(208)	(30)
Comprehensive loss	$(1,589)	$(348)	$(2,721)	$(2,628)	$(2,064)
Weighted average shares outstanding
Basic	32,902	32,665	32,384	32,724	32,346
Diluted	32,902	32,665	32,384	32,724	32,346
Earnings per common share
Basic	$(0.04)	$(0.01)	$(0.08)	$(0.07)	$(0.06)
Diluted	$(0.04)	$(0.01)	$(0.08)	$(0.07)	$(0.06)
(1) Amounts include stock-based compensation costs as follows:
Research and product development	$14	$13	$2	$40	$4
Sales and marketing	25	24	5	74	14
General and administrative	367	262	356	760	511
	$406	$299	$363	$874	$529

Net loss	$(1,452)	$(366)	$(2,705)	$(2,420)	$(2,034)
Stock-based compensation	407	300	364	880	531
Interest expense, net	14	18	36	87	57
Income taxes	9	22	13	53	66
Depreciation	193	174	102	577	285
Adjusted EBITDA	$(829)	$148	$(2,190)	$(823)	$(1,095)

ZHONE TECHNOLOGIES, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	September 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$8,963	$11,528
Accounts receivable	30,921	29,916
Inventories	15,356	19,985
Prepaid expenses and other current assets	2,421	2,863
Total current assets	57,661	64,292
Property and equipment, net	1,447	1,165
Other assets	250	255
Total assets	$59,358	$65,712
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,249	$11,719
Line of credit	5,075	10,000
Accrued and other liabilities	7,014	7,669
Total current liabilities	24,338	29,388
Other long-term liabilities	1,783	1,981
Total liabilities	26,121	31,369
Stockholders’ equity:
Common stock	33	32
Additional paid-in capital	1,076,830	1,075,309
Other comprehensive loss	(243)	(35)
Accumulated deficit	(1,043,383)	(1,040,963)
Total stockholders’ equity	33,237	34,343
Total liabilities and stockholders’ equity	$59,358	$65,712